Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme of our report dated March 18, 2019, with respect to the consolidated financial statements of Cellect Biotechnology Ltd., included in its annual report on Form 20-F for the year ended December 31, 2018, filed with the Securities Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 20, 2019	A Member of Ernst & Young Global